UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2015

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On March 18, 2015, Halcón Resources Corporation (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with BMO Capital Markets Corp., Jefferies LLC and MLV & Co. LLC (collectively, the “Managers”). Pursuant to the terms of the Agreement, the Company may sell, from time to time through the Managers, shares of the Company’s common stock having an aggregate offering price of up to $150,000,000 (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, or as otherwise agreed by the Company and the Managers.

Under the terms of the Agreement, the Company may also sell Shares from time to time to a Manager as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Shares to a Manager as principal would be pursuant to the terms of a separate terms agreement between the Company and such Manager.

The Shares will be issued pursuant to the Company’s existing effective shelf registration statement on Form S-3, as amended (Registration No. 333-188640).

The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Managers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

An affiliate of BMO Capital Markets Corp. is a lender under the Company’s revolving credit facility and may receive a portion of the proceeds from the transactions contemplated by the Agreement, to the extent such proceeds are used to repay amounts drawn under the revolving credit facility. In addition, the Managers and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Managers and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

The foregoing description of the Agreement is qualified by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated March 18, 2015, by and among Halcón Resources Corporation, BMO Capital Markets Corp., Jefferies LLC and MLV & Co. LLC.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

March 18, 2015	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated March 18, 2015, by and among Halcón Resources Corporation, BMO Capital Markets Corp., Jefferies LLC and MLV & Co. LLC.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1 hereto).